SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

Check the appropriate box:

[_]           Preliminary Information Statement

[_]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]           Definitive Information Statement

MGI FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X]           No fee required.

[_]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)           Title of each class of securities to which transaction applies:
________________________________________________________________________

2)           Aggregate number of securities to which transaction applies:

________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

4)           Proposed maximum aggregate value of transaction:
________________________________________________________________________

5)           Total fee paid:
________________________________________________________________________

[_]           Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

________________________________________________________________________

2)           Form, Schedule or Registration Statement No.:

________________________________________________________________________

3)           Filing Party:

________________________________________________________________________

4)           Date Filed:

________________________________________________________________________

MGI FUNDS™

MGI US Small/Mid Cap Value Equity Fund

99 High Street
Boston, Massachusetts 02110

May 28, 2010

Dear Shareholder:

We are pleased to notify you of changes involving a current subadvisor to the MGI US Small/Mid Cap Value Equity Fund (the “Fund”), a series of MGI Funds (the “Trust”).  Specifically, in March of this year, the Board of Trustees of the Trust (the “Board”) approved a new Subadvisory Agreement (the “Current Subadvisory Agreement”) between Mercer Global Investments, Inc., the Fund’s investment advisor (“MGI” or the “Advisor”), and River Road Asset Management, LLC (“River Road” or the “Subadvisor”).

River Road has served as a subadvisor to the Fund since February 11, 2009.  Due to a change in the ownership structure of River Road that occurred at the end of February of this year, the original Subadvisory Agreement (the “Initial Subadvisory Agreement”) between the Advisor, on behalf of the Fund, and River Road was terminated.  In order for River Road to provide uninterrupted subadvisory services to the Fund, the Board had approved an interim Subadvisory Agreement between MGI and River Road (the “Interim Subadvisory Agreement,” and together with the Initial Subadvisory Agreement, the “Prior Subadvisory Agreements”), effective February 24, 2010.  The Interim Subadvisory Agreement was identical to the Initial Subadvisory Agreement in all material respects, except that the Interim Subadvisory Agreement had a maximum term of 150 days, and certain specific provisions required by Rule 15a-4 under the Investment Company Act of 1940, as amended (the “1940 Act”).

On March 12, 2010, the Board approved the Current Subadvisory Agreement, which replaced the Interim Subadvisory Agreement.  The Current Subadvisory Agreement is identical to the Prior Subadvisory Agreements in all material respects, except that the Current Subadvisory Agreement will remain in effect, unless earlier terminated, for an initial term of two years.

It is anticipated that the implementation of the Current Subadvisory Agreement and the termination of the Prior Subadvisory Agreements will not have any effect on the services provided to the Fund by River Road, and that the Subadvisor will continue to manage its allocated portion of the Fund’s investment portfolio in the same manner as River Road had done under the Prior Subadvisory Agreements.

The Current Subadvisory Agreement became effective on March 12, 2010.  I encourage you to read the attached Information Statement, which provides, among other information, details regarding River Road, the Current Subadvisory Agreement, and a discussion of the factors that the Board considered in approving the implementation of the Current Subadvisory Agreement.

Sincerely,

/s/Richard L. Nuzum
Richard L. Nuzum, CFA
Trustee, President, and Chief Executive Officer
MGI Funds

MGI FUNDS™

MGI US Small/Mid Cap Value Equity Fund

99 High Street
Boston, Massachusetts 02110

INFORMATION STATEMENT

INTRODUCTION

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of MGI Funds (the “Trust”) to inform shareholders of the MGI US Small/Mid Cap Value Equity Fund (the “Fund”) about changes earlier this year relating to the contractual arrangements with River Road Asset Management, LLC (“River Road” or the “Subadvisor”), one of the Fund’s four subadvisors.

As discussed further in this Statement, due to changes in the ownership structure of River Road, the original Subadvisory Agreement between Mercer Global Investments, Inc., the Fund’s investment advisor (“MGI” or the “Advisor”), on behalf of the Fund, and River Road, dated February 11, 2009 (the “Initial Subadvisory Agreement”), was terminated.  In order for River Road to continue providing subadvisory services to the Fund without interruption, the Board in February of this year had approved an interim Subadvisory Agreement between MGI and River Road, effective February 24, 2010 (the “Interim Subadvisory Agreement,” and together with the Initial Subadvisory Agreement, the “Prior Subadvisory Agreements”).

On March 12, 2010, the Board approved a new Subadvisory Agreement (the “Current Subadvisory Agreement”) between MGI, on behalf of the Fund, and River Road, which replaced the Interim Subadvisory Agreement.  The Current Subadvisory Agreement was approved by the Board upon the recommendation of MGI, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about June 4, 2010 to shareholders of record of the Fund as of March 31, 2010.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE TRUST’S MULTI-MANAGER STRUCTURE

MGI is the investment advisor to the series of the Trust, including the Fund.  The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series.  This approach permits MGI to hire, terminate, or replace subadvisors to the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series.  Section 15(a) of the 1940 Act, generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund.  The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor, among other things, to:  (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors.  The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order.  These conditions require, among other things, that within ninety (90) days of the hiring of a subadvisor, the affected series of the Trust will notify the shareholders of the series of the changes.  This Statement provides such notice of the changes and presents details regarding River Road and the Current Subadvisory Agreement.

OVERVIEW

River Road has served as a subadvisor to the Fund, managing an allocated portion of the Fund’s investment portfolio, since February 11, 2009.  The Trustees, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), considered and approved the Initial Subadvisory Agreement at the Board meeting held on September 23, 2008 (the “September 2008 Meeting”).

At the Board meeting held on February 9, 2010 (the “February 2010 Meeting”), the Trustees discussed the then-pending acquisition of River Road by Aviva Investors, the asset management subsidiary of Aviva plc (“Aviva”), the United Kingdom-based insurance company (the “Transaction”).  At the February 2010 Meeting, the Advisor reported that the Transaction was expected to close on February 24, 2010, and that upon the closing of the Transaction, River Road will become a part of Aviva’s wholly-owned subsidiary, Aviva Investors North America Holdings, Inc. (“Aviva Investors”), which is under common control with Aviva Investors North America, a U.S.-registered investment adviser.

At the February 2010 Meeting, the Board considered that the Transaction will result in a change of control of River Road, and hence, the assignment and automatic termination of the Initial Subadvisory Agreement under the 1940 Act.  In order for River Road to provide uninterrupted subadvisory services to the Fund, the Board, including a majority of the Independent Trustees, at the February 2010 Meeting approved an interim Subadvisory Agreement between MGI, on behalf of the Fund, and River Road (the “Interim Subadvisory Agreement”).  The Interim Subadvisory Agreement became effective on February 24, 2010 (prior to the close of the Transaction), upon the termination of the Initial Subadvisory Agreement.

The Interim Subadvisory Agreement was identical to the Initial Subadvisory Agreement in all material respects, except that the Interim Subadvisory Agreement had a maximum term of 150 days, as required by Rule 15a-4 under the 1940 Act, and certain other provisions required by that Rule.  At the February 2010 Meeting, the Advisor, in conjunction with requesting the Board’s approval of the Interim Subadvisory Agreement, verified that the Interim Subadvisory Agreement complied with the other requirements of Rule 15a-4 under the 1940 Act, including the rule’s requirements pertaining to contract termination provisions and the holding of subadvisory fees in escrow.  Additionally, it was confirmed at the February 2010 Meeting that the fees payable to River Road under the Interim Subadvisory Agreement would be no greater than the fees that would have been payable to River Road under the Initial Subadvisory Agreement.

The Interim Subadvisory Agreement remained in effect until March 12, 2010.  On that date, consistent with the terms of the Exemptive Order, the Trustees, including a majority of the Independent Trustees, (i) approved the continuation of River Road as a subadvisor to the Fund, and (ii) approved the Current Subadvisory Agreement.

The Trustees’ decisions to continue utilizing River Road as a subadvisor to the Fund and to approve the Current Subadvisory Agreement, which occurred at the Board meeting held on March 11-12, 2010 (the “March 2010 Meeting”), were based upon certain factors, including:  (i) the Advisor’s multiple discussions with River Road personnel regarding the Transaction, along with the Advisor’s prior day-to-day experience with River Road under the Prior Subadvisory Agreements and River Road’s performance under the Prior Subadvisory Agreements; (ii) the fact that River Road’s small/mid cap value investment strategy (which was utilized to manage River Road’s allocated portion of the Fund’s investment portfolio) continued to be A-rated in Mercer Investment Consulting’s (“Mercer IC”) research database; (iii) the Transaction will serve to relieve River Road’s two principals, who manage the Fund’s assets, of many of their administrative responsibilities for the Subadvisor, while allowing the portfolio managers to continue to manage the Subadvisor’s investment strategies in the same way as in the past; (iv) the Transaction will allow River Road to retain and attract qualified employees, while better utilizing certain current key employees; and (v) the Advisor’s opinion that River Road would continue to effectively complement the Fund’s three other subadvisors, AQR Capital Management, LLC (“AQR”), NWQ Investment Management Company, LLC (“NWQ”), and Systematic Financial Management, L.P. (“Systematic”).  Please see “Board of Trustees’ Considerations” below.

THE ADVISOR

The Advisor, a Delaware corporation located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Fund.  The Advisor is an indirect, wholly-owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036.  The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Advisor is an affiliate of Mercer IC, an investment consultant with more than thirty years’ experience reviewing, rating, and recommending investment managers for institutional clients.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2005, between the Trust and the Advisor (the “Management Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Fund.  In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund (subject to the approval of the Board).  The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board:  (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of the Fund’s subadvisors, including the subadvisors’ compliance with the investment objective, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the subadvisors comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.90% of the Fund’s average daily net assets.  The Trust, with respect to the Fund, and the Advisor have entered into a written contractual fee waiver and expense reimbursement agreement pursuant to which the Advisor has agreed to waive a portion of its fees and/or to reimburse expenses of the Fund to the extent that the Fund’s expenses (not including brokerage fees and expenses, interest, and extraordinary expenses) exceed certain levels.  After giving effect to the fee waiver and expense reimbursement agreement, the Advisor received advisory fees of $1,337,666 from the Fund for the fiscal year ended March 31, 2010.

Several officers of the Trust are also officers and/or employees of the Advisor.  These individuals and their respective positions are:  Richard L. Nuzum serves as President, Chief Executive Officer, and a Trustee of the Trust and President and Global Business Leader of Mercer’s Investment Management Business; Kenneth G. Crotty serves as Vice President of the Trust and President of the Advisor; Denis R. Larose serves as Vice President and Chief Investment Officer of the Trust and as Chief Investment Officer of the Advisor; Richard S. Joseph serves as Vice President, Treasurer, and Principal Accounting Officer of the Trust and as Chief Operating Officer of the Advisor; Scott M. Zoltowski serves as Vice President, Chief Legal Officer, and Secretary of the Trust and as Chief Counsel of the Advisor and of Mercer IC; Christopher A. Ray serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor; and Martin J. Wolin serves as Vice President and Chief Compliance Officer of the Trust and as Chief Compliance Officer of the Advisor.  The address of each executive officer of the Trust, except for Mr. Nuzum, is 99 High Street, Boston, Massachusetts 02110.  Mr. Nuzum’s address is 1166 Avenue of the Americas, New York, New York 10036.

RIVER ROAD ASSET MANAGEMENT, LLC

River Road is located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202.  River Road is registered as an investment adviser with the SEC under the Advisers Act, and is owned by Aviva Investors.  Aviva Investors is a wholly-owned affiliate of Aviva.  The Current Subadvisory Agreement is dated March 12, 2010.

River Road was approved by the Board to continue to serve as a subadvisor to the Fund at the March 2010 Meeting.  River Road is not affiliated with the Advisor, and River Road discharges its responsibilities subject to the oversight and supervision of the Advisor.  River Road is compensated out of the fees that the Advisor receives from the Fund (i.e., River Road is paid by the Advisor and not by the Fund).  There will be no effect on the advisory fees paid by the Fund to the Advisor as a consequence of the approval and implementation of the Current Subadvisory Agreement.  The fees paid by the Advisor to River Road depend upon the fee rates negotiated by the Advisor and on the percentage of the Fund’s assets allocated to River Road by MGI.  As noted earlier in this Statement, the fee rate under the Current Subadvisory Agreement is identical to the fee rates under the Prior Subadvisory Agreements.

In accordance with procedures adopted by the Board, River Road may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

River Road serves as a subadvisor to the registered investment company listed below, which has an investment objective similar to the Fund’s investment objective:

Name	Assets as of December 31, 2009 (in millions)	Advisory Fee Rate

Aston/River Road Select Value Fund	$ 225.2	0.50%

The names and principal occupations of the principal executive officers of River Road are listed below.  The address of each principal executive officer, as it relates to the person’s position with River Road, is 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202.

Name	Principal Occupation

James C. Shircliff, CFA	Chief Executive Officer and Chief Investment Officer
R. Andrew Beck	President and Senior Portfolio Manager
Henry W. Sanders, III, CFA	Executive Vice President and Senior Portfolio Manager
Thomas D. Mueller, CPA, CFA	Chief Operations Officer and Chief Compliance Officer

THE CURRENT SUBADVISORY AGREEMENT

The terms of the Current Subadvisory Agreement are identical, in all material respects, to the terms of the Initial Subadvisory Agreement, except that the Current Subadvisory Agreement will remain in effect, unless earlier terminated, until March 12, 2012.  The fees that are payable to River Road by MGI, and the scope and quality of services that River Road is required to provide in managing its allocated portion of the Fund’s portfolio, are identical under the Current Subadvisory Agreement and the Prior Subadvisory Agreements.

The Current Subadvisory Agreement provides that River Road, among other duties, will make all investment decisions for River Road’s allocated portion of the Fund’s investment portfolio.  River Road, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of River Road’s allocated portion of the Fund’s assets.  River Road also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s investment portfolio.

The Current Subadvisory Agreement provides for River Road to be compensated based on the average daily net assets of the Fund allocated to River Road.  River Road is compensated from the fees that the Advisor receives from the Fund.  River Road generally will pay all expenses it incurs in connection with its activities under the Current Subadvisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Current Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by:  (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or the Advisor; or (ii) River Road, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

THE BOARD OF TRUSTEES’ CONSIDERATIONS

At the March 2010 Meeting, the Trustees discussed the Transaction further with representatives of the Advisor, as well as the terms of the Current Subadvisory Agreement and the implications, if any, that the closing of the Transaction will have for River Road’s performance as a subadvisor to the Fund.  The Trustees recalled their discussions with the Advisor at the February 2010 Meeting, when the Advisor had confirmed that there would be no change in River Road’s investment process for managing its allocated portion of the Fund’s investment portfolio as a result of the Transaction, and it was anticipated that the Transaction will allow River Road’s portfolio managers to focus on managing the Subadvisor’s small/mid cap value investment strategy while eliminating certain of their prior administrative duties with the Subadvisor.

At the March 2010 Meeting, the Advisor recommended the approval of the Current Subadvisory Agreement, pursuant to which River Road would continue to serve as a subadvisor to the Fund.  The Advisor’s recommendation for the approval of the Current Subadvisory Agreement with River Road was based on the following considerations, among others:  (i) the Transaction was not expected to have a material impact on the nature, extent, or quality of the subadvisory services that River Road provides to the Fund; (ii) the River Road personnel who have been responsible for managing River Road’s allocated portion of the Fund’s investment portfolio will continue to serve in their respective senior capacities with the Subadvisor following the Transaction; and (iii) the terms of the Current Subadvisory Agreement were identical, in all material respects, to the terms of the Prior Subadvisory Agreements, except with respect to the Agreements’ terms, and the Initial Subadvisory Agreement’s provisions required by Rule 15a-4.  The Board also considered the fact that MGI continued to express confidence in River Road and its investment management capabilities.

At the February and March 2010 Meetings. the Board reviewed information regarding the Transaction provided by River Road.  The Board also reviewed a copy of the Current Subadvisory Agreement (which was being presented for the Board’s approval at the March 2010 Meeting).  The Board considered that the Current Subadvisory Agreement provided for an identical range of services and fees as the Prior Subadvisory Agreements and, overall, the Current Subadvisory Agreement was identical in all material respects to the Initial Subadvisory Agreement, except for its term.  Additionally, given that the fee schedule included in the Current Subadvisory Agreement was identical to the fee schedules contained in the Prior Subadvisory Agreements, it was noted that the Board’s prior deliberations in approving the Initial Subadvisory Agreement at the September 2008 Meeting remained relevant.

It was recalled that MGI had recommended that the Board initially approve the engagement of River Road as a subadvisor to the Fund at the September 2008 Meeting based on, among others, these factors:  (i) the Advisor’s high degree of conviction in River Road’s team of investment professionals; (ii) the Advisor’s expectation that the addition of River Road would increase the consistency of the Fund’s excess return while providing lower volatility; and (iii) the Advisor’s opinion that the relatively low correlation with the Fund’s three other subadvisors, AQR, NWQ, and Systematic, would allow River Road to effectively complement those subadvisors within the Fund.

At the March 2010 Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Current Subadvisory Agreement.  In determining whether to approve the Current Subadvisory Agreement, the Board considered the information received in advance of the September 2008 and March 2010 Meetings, which included:  (i) a copy of a form of the Current Subadvisory Agreement; (ii) information regarding the process by which the Advisor initially had selected River Road, and more recently, recommended that the Board approve the continuation of River Road, and the Advisor’s rationale for retaining River Road following the closing of the Transaction; (iii) information regarding the nature, quality, and extent of the services that River Road provided to the Fund; (iv) information regarding River Road’s reputation, investment management business, personnel, and operations, and the effect that the Transaction may have on the Subadvisor’s business and operations; (v) information regarding River Road’s brokerage and trading policies and practices; (vi) information regarding the level of subadvisory fees charged by River Road; (vii) information regarding River Road’s compliance program; and (viii) information regarding River Road’s historical performance returns managing investment mandates similar to the Fund’s investment mandate, including information comparing that performance to a relevant index, along with the Subadvisor’s performance in managing its allocated portion of the Fund’s portfolio.  The Board also considered the substance of its discussions with representatives of the Advisor at the September 2008, February 2010, and March 2010 Meetings, and with representatives of the Subadvisor at the September 2008 Meeting.

When considering the approval of the Current Subadvisory Agreement, the Board reviewed and analyzed the factors that the Board deemed relevant with respect to River Road, including the nature, quality, and extent of the services that have been furnished, to date, by River Road under the Prior Subadvisory Agreements, and will continue to be provided to the Fund by River Road pursuant to the Current Subadvisory Agreement; River Road’s management style; River Road’s historical performance record managing the Fund and other pooled investment products similar to the Fund; the qualifications and experience of the investment professionals who are responsible for the day-to-day management of River Road’s allocated portion of the Fund’s investment portfolio; and River Road’s staffing levels and overall resources.  Additionally, the Board considered information supplied by counsel that was intended to assist the Board in fulfilling its duties under the 1940 Act.

In addition, at the September 2008 Meeting, the Board had considered the Advisor’s review process and the Advisor’s favorable assessment as to the nature, quality, and extent of the subadvisory services expected to be provided by River Road.  The Board concluded, at the March 2010 Meeting, that the Fund and its shareholders would continue to benefit from the quality and experience of River Road’s portfolio managers and other investment professionals.  Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, quality, and extent of the subadvisory services provided by River Road under the Prior Subadvisory Agreements, as well as River Road’s ability to render such services based on its experience, operations, and resources, were appropriate for the Fund, in light of the Fund’s investment objective, and supported a decision to approve the Current Subadvisory Agreement.

The Board, at the March 2010 Meeting, considered River Road’s investment performance in managing the Fund as a factor in evaluating the Current Subadvisory Agreement.  The Board reviewed River Road’s historical performance record in managing the Fund and other accounts (including another registered investment company for which River Road serves as a subadvisor) that were comparable to the Fund.  The Board compared this historical performance to a relevant benchmark and considered that River Road’s historical performance compared favorably to such benchmark.  On this basis, the Board concluded that River Road’s historical performance record in managing its allocated portion of the Fund’s investment portfolio and similar products, when viewed together with the other factors considered by the Board, supported a decision to approve the Current Subadvisory Agreement.  The Independent Trustees recalled that while the Subadvisor’s small/mid cap value strategy had trailed its benchmark in 2009, the Subadvisor had exhibited progress in 2010 in recovering some of the underperformance and exceeding its benchmark.

The Board carefully considered the fees payable under the Current Subadvisory Agreement.  In this regard, the Board recalled its deliberations at the September 2008 Meeting when the Trustees evaluated the compensation to be paid to River Road by the Advisor.  The Board also recalled the comparisons of the subadvisory fees that will be paid to River Road by MGI with the fees River Road charged to its other clients, noting that the fee rate that the Advisor negotiated with River Road compared favorably with the fee rates that River Road had implemented with other similar clients that utilize River Road’s small/mid cap value strategy (the strategy that River Road used in managing its allocated portion of the Fund’s investment portfolio).

The Board also considered whether the fee schedule of River Road included breakpoints that would reduce River Road’s fees as the assets of the Fund allocated to River Road increased.  The Board recalled that while River Road’s subadvisory fee schedule includes breakpoints, the breakpoints were not a primary factor in the Board’s analysis at that time because the fees paid to River Road were paid by the Advisor, rather than directly by the Fund.  The Board recalled the data presented by MGI at the September 2008 Meeting, as required by the Exemptive Order, that illustrated that the hiring of River Road would have a slightly negative impact on the Advisor’s profitability in managing the Fund.  The Board was not provided with, and did not review, information regarding the estimated profits that may be realized by River Road in managing its allocated portion of the Fund’s assets.  Since the fees paid to River Road were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, River Road’s potential profitability was not considered relevant to the Independent Trustees’ deliberations.  After evaluating the proposed fees, the Board, at the September 2008 Meeting, had concluded that the fees that would be paid to River Road by MGI, with respect to the assets to be allocated to River Road, appeared to be within a reasonable range in light of the nature, quality, and extent of the services to be provided.

The Board reviewed a copy of the Current Subadvisory Agreement.  The Board considered that the Current Subadvisory Agreement provided for an identical range of services as the Initial Subadvisory Agreement and the same range of services as the subadvisory agreements that were in place with the Fund’s three other subadvisors, AQR, NWQ, and Systematic.

The Board also considered whether there were any ancillary benefits that accrued to River Road as a result of River Road’s relationship with the Fund.  The Board concluded that River Road may direct Fund brokerage transactions to certain brokers to obtain research and other services.  However, the Board noted that River Road was required to select brokers who met the Fund’s requirements for seeking best execution, and that MGI monitored and evaluated River Road’s trade execution with respect to Fund brokerage transactions on a quarterly basis and provided reports to the Board on these matters.  The Board concluded that the benefits that had accrued to River Road, and that were expected to continue to accrue to River Road by virtue of its relationship with the Fund, were reasonable.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and were provided with and discussed a description of their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements.

After full consideration of the foregoing information, including the Independent Trustees’ deliberations at the September 2008 Meeting, along with the factors discussed above, with no single factor identified as being determinative, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded at the March 2010 Meeting that the approval of the Current Subadvisory Agreement was in the best interests of the Fund and its shareholders and approved the Current Subadvisory Agreement.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Fund.  The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Class S, Class Y-1, and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15%, 0.10%, and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares, respectively.  For the fiscal year ended March 31, 2010, the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, Inc. (the “Distributor”), located at 301 Bellevue Parkway, Wilmington, Delaware 19809, is a Delaware corporation that is a subsidiary of PNC Global Investment Servicing, Inc., and acts as the principal underwriter of each class of shares of the Fund pursuant to an Underwriting Agreement with the Trust.  The Underwriting Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2010, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of March 31, 2010, the Fund had 25,701,025.470 total shares outstanding, and MGI Collective Trust: MGI US Small/Mid Cap Value Equity Portfolio held 24,743,892.295 shares, representing 96.28% of the Fund’s total shares outstanding.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders.  In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  A copy of the Fund’s most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available) may be obtained, without charge, by calling your plan administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-866-658-9896.

11